UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported):  July 29, 2014

FIDELITY D & D BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA       18512

(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code: (570) 342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR

240.13e-4(c))

FIDELITY D & D BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 29, 2014, Fidelity  D & D Bancorp, Inc. issued a press release describing its results of operations for the quarter and year-to-date periods ended June 30, 2014.  A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit NumberDescription

99.1Copy of the Press Release, dated July 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY D & D BANCORP, INC.

Date: July 29, 2014	By: /s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

99.1                       Copy of the Press Release, dated July 29, 2014.

Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  July 29, 2014

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended June 30, 2014 of $1.6 million, a $0.1 million, or 8%, increase compared to the same 2013 quarter.  Earnings improvement occurred by expanding net interest income by 5%, while the decline in other income and incurring higher operating expenses was offset by the drop in provision for loan losses compared to the previous year’s second quarter.  Net interest income improvement was derived from the Company’s successful growth over the past year; with an over $37 million growth in quarterly average earning assets funded by a $31 million increase in average deposit balances, plus an $8 million average balance expansion of shareholder’s equity.  The return on average assets (ROA) was 1.01% and 1.00%, respectively for the second quarter of 2014 and 2013.  Earnings per share on a diluted basis were $0.67 and $0.64 for the three months ended June 30, 2014 and 2013, respectively.

“Fidelity is very pleased with the 8% increase in earnings for the 2nd quarter of 2014 when compared to the same period in 2013,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “The Second quarter earnings reflected ongoing loan growth, strong fee income, continued credit quality improvement and disciplined expense management.  The positive growth in the balance sheet and income statement are a result of the Bank’s commitment to building strong relationships through knowledgeable bankers and a dedication to continuous improvement.”

Net income for the six months ended June 30, 2014 was $3.1 million, an increase of $0.2 million, or 6%, compared to net income of $2.9 million for the six months ended June 30, 2013. The year-to-date period earnings improvement occurred from producing more net interest income, with lower provision for loan losses almost off-setting the decline in other income, while other expenses remained flat compared to the prior year-to-date period.  ROA was 0.96% for the six months ended June 30, 2014 and 2013.  Earnings per share were $1.28 and $1.24 for the six months ended June 30, 2014 and 2013, respectively.

The Company’s assets increased $26.5 million, or 4%, to total $650.3 million at June 30, 2014 from $623.8 million at December 31, 2013.  The first half of 2014 growth resulted primarily from adding $18.0 million in net loan balances and $5.3 million in securities.  This earning asset growth was supported by deploying $13.2 million of availability on short-term borrowings plus the $8.8 million in deposit growth and $3.9 million increase of shareholder’s equity.

Net interest income was $5.4 million for the quarter ended June 30, 2014, up $0.2 million, or 5%, compared to $5.2 million for the quarter ended June 30, 2013.  This resulted from a larger but lower-yielding average earning asset base which was primarily funded by deposit growth.  This activity pressured net interest spread down 5 basis points and brought net interest margin down to 3.79% for the second quarter of 2014 compared to 3.84% for same 2013 quarterly period.

Net interest income increased $306 thousand, or 3%, to $10.7 million for the six months ended June 30, 2014 from $10.4 million recorded during the same period of 2013.  Net interest margin was 3.79% during the first half of 2014 compared to 3.84% during the first half of 2013, a decline of 5 basis points.  This decline resulted from growth in the average earning assets base, stemming from average loan balance growth of $31.2 million that lowered yield on interest-earning assets by 10 basis points, while the rate on interest-bearing liabilities only declined by 5 basis points.

The provision for loan losses was halved at $300 thousand for the second quarter ending June 30, 2014 compared to $600 thousand provided for the same 2013 quarter.  Provision for loan losses was $0.6 million for the six months ending June 30, 2014, compared to $1.2 million for the same 2013 period.  The allowance for loan losses was 1.82% of total loans at June 30, 2014, up from 1.78% at June 30, 2013 from the reduction in non-accrual loans to total loans from 1.44% at June 30, 2013 to 0.82% at June 30, 2014.

Total other income recorded for the quarter ended June 30, 2014 was $1.8 million compared with $2.1 million for the same quarter in 2013.  The decrease in other income was primarily due to the $266 thousand reduction in total gains recognized from the sale of loans with $41 less loan service charge activities.  These reductions were partially off-set by the net improvement from $85 thousand more gains recognized on the sale of securities plus revenue increases of $33 thousand more rental income, $32 thousand more net mortgage servicing fees, $25 thousand additional interchange fees and $13 thousand more financial service fees, all earned from reoccurring traditional commercial banking and asset management services, that were reduced by a $67 thousand loss on disposal of equipment, $28 thousand lower deposit service charges collected and a $20 thousand decline in fiduciary fees.

Total other income for the six months ended June 30, 2014 was $3.6 million compared to $4.1 million for the same period in 2013.  The revenue decrease in the comparative periods resulted primarily from $642 thousand reduction in gains from the sale of loans and $158 thousand less loan service charge activities.  These were partially off-set by the $173 thousand more gains realized from the sale on investment securities for the six months ended June 30, 2014 compared to the same 2013 period.

Total other operating expenses were $4.8 million, $155 thousand more compared to $4.6 million for the quarters ending June 30, 2014 and 2013, respectively.  The other operating expenses increased primarily from fewer number of loans booked, from refinancing activity that capitalized $99 thousand more loan origination costs in the 2013 quarter than in the same 2014 period. Also, occupancy and equipment costs increased $70 thousand, salary and benefit expenses added $66 thousand, advertising and marketing costs were up $59 thousand and automated transaction processing costs increased $39 thousand over the 2013 second quarter coupled with a $48 thousand sales-tax refund that reduced the prior years’ second quarter other expenses.  These expense increases were off-set by $98 thousand lower loan collections and $37 thousand less other real estate costs, along with a $44 thousand reduced FDIC assessment and $14 thousand decline in supply and postage expenses recorded during the second quarter 2014, when compared to the same 2013 quarter.

Total other operating expenses were $9.5 million each for the six months ending June 30, 2014 and 2013.  The current period included $162 thousand less capitalized loan origination costs, with $139 thousand more marketing expenses from an educational improvement tax credit donation, $132 thousand additional premises and equipment expenses, $65 thousand greater automated transaction processing costs and $62 thousand additional professional services; almost off-set by $246 thousand fewer loan collection expenses,

$172 thousand reduced PA shares tax from awarded educational improvement tax credits, $95 thousand less other real estate costs and $71 thousand lower FDIC assessments.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations, including wealth management assistance through providing fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	the adequacy of the allowance for loan losses;
•	impacts of the new capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by banking regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatility in the securities markets;
•	disruptions due to flooding, severe weather, or other natural disasters or Acts of God;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	June 30, 2014	December 31, 2013
Assets
Total cash and cash equivalents	$14,439	$13,218
Investment securities	102,699	97,423
Federal Home Loan Bank Stock	2,954	2,640
Loans and leases	497,133	479,061
Allowance for loan losses	(9,029)	(8,928)
Premises and equipment, net	14,341	13,602
Life insurance cash surrender value	10,569	10,402
Other assets	17,200	16,407

Total assets	$650,306	$623,825

Liabilities
Non-interest-bearing deposits	$126,008	$122,919
Interest-bearing deposits	412,495	406,779
Total deposits	538,503	529,698
Short-term borrowings	21,872	8,642
Long-term debt	16,000	16,000
Other liabilities	4,005	3,425
Total liabilities	580,380	557,765

Shareholders' equity	69,926	66,060

Total liabilities and shareholders' equity	$650,306	$623,825

Average Year-To-Date Balances:	June 30, 2014	December 31, 2013
Assets
Total cash and cash equivalents	$22,131	$19,703
Investment securities	104,623	103,563
Loans and leases, net	477,102	452,898
Premises and equipment, net	14,053	13,852
Other assets	27,373	28,756

Total assets	$645,282	$618,772

Liabilities
Non-interest-bearing deposits	$128,406	$126,149
Interest-bearing deposits	412,885	396,411
Total deposits	541,291	522,560
Short-term borrowings and long-term debt	32,204	31,524
Other liabilities	3,769	3,803
Total liabilities	577,264	557,887

Shareholders' equity	68,018	60,885

Total liabilities and shareholders' equity	$645,282	$618,772

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

.

	Three Months Ended		Six Months Ended
	Jun. 30, 2014	Jun. 30, 2013	Jun. 30, 2014	Jun. 30, 2013
Interest income
Loans and leases	$5,524	$5,456	$10,931	$10,925
Securities and other	621	456	1,216	955

Total interest income	6,145	5,912	12,147	11,880

Interest expense
Deposits	498	511	987	1,026
Borrowings and debt	223	221	441	441

Total interest expense	721	732	1,428	1,467

Net interest income	5,424	5,180	10,719	10,413

Provision for loan losses	(300)	(600)	(600)	(1,150)
Other income	1,821	2,051	3,559	4,119
Other expenses	(4,761)	(4,606)	(9,546)	(9,487)
Provision for income taxes	(557)	(512)	(1,049)	(988)
Net income	$1,627	$1,513	$3,083	$2,907

	Three Months Ended
	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013
Interest income
Loans and leases	$5,524	$5,407	$5,438	$5,455	$5,456
Securities and other	621	595	581	499	456

Total interest income	6,145	6,002	6,019	5,954	5,912

Interest expense
Deposits	498	489	530	525	511
Borrowings and debt	223	218	223	223	221

Total interest expense	721	707	753	748	732

Net interest income	5,424	5,295	5,266	5,206	5,180

Provision for loan losses	(300)	(300)	(950)	(450)	(600)
Other income	1,821	1,738	4,514	1,908	2,051
Other expenses	(4,761)	(4,785)	(4,989)	(4,644)	(4,606)
Provision for income taxes	(557)	(492)	(1,131)	(515)	(512)
Net income	$1,627	$1,456	$2,710	$1,505	$1,513

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013
Assets
Total cash and cash equivalents	$14,439	$32,099	$13,218	$35,885	$15,266
Investment securities	102,699	102,213	97,423	103,111	96,466
Federal Home Loan Bank Stock	2,954	2,176	2,640	2,160	3,214
Loans and leases	497,133	484,015	479,061	464,008	465,351
Allowance for loan losses	(9,029)	(8,899)	(8,928)	(8,405)	(8,296)
Premises and equipment, net	14,341	14,410	13,602	13,709	13,802
Life insurance cash surrender value	10,569	10,485	10,402	10,316	10,231
Other assets	17,200	17,930	16,407	19,510	19,141

Total assets	$650,306	$654,429	$623,825	$640,294	$615,175

Liabilities
Non-interest-bearing deposits	$126,008	$132,096	$122,919	$134,114	$127,268
Interest-bearing deposits	412,495	422,670	406,779	410,716	392,255
Total deposits	538,503	554,766	529,698	544,830	519,523
Short-term borrowings	21,872	12,327	8,642	14,197	16,199
Long-term debt	16,000	16,000	16,000	16,000	16,000
Other liabilities	4,005	3,487	3,425	3,471	3,550
Total liabilities	580,380	586,580	557,765	578,498	555,272

Shareholders' equity	69,926	67,849	66,060	61,796	59,903

Total liabilities and shareholders' equity	$650,306	$654,429	$623,825	$640,294	$615,175

Average Quarterly Balances:	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013
Assets
Total cash and cash equivalents	$19,461	$24,831	$17,177	$18,296	$13,554
Investment securities	106,034	103,197	104,729	102,617	102,335
Loans and leases, net	482,406	471,738	462,528	456,479	450,684
Premises and equipment, net	14,428	13,674	13,692	13,841	13,838
Other assets	27,098	27,651	29,173	29,622	28,441

Total assets	$649,427	$641,091	$627,299	$620,855	$608,852

Liabilities
Non-interest-bearing deposits	$129,069	$127,736	$126,200	$124,794	$122,805
Interest-bearing deposits	415,555	410,185	404,633	400,305	390,392
Total deposits	544,624	537,921	530,833	525,099	513,197
Short-term borrowings and long-term debt	31,907	32,503	30,058	31,263	31,199
Other liabilities	3,942	3,595	3,848	3,892	3,657
Total liabilities	580,473	574,019	564,739	560,254	548,053

Shareholders' equity	68,954	67,072	62,560	60,601	60,799

Total liabilities and shareholders' equity	$649,427	$641,091	$627,299	$620,855	$608,852

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013
Selected returns and financial ratios
Basic earnings per share	$0.67	$0.61	$1.15	$0.64	$0.64
Diluted earnings per share	$0.67	0.61	$1.14	$0.64	$0.64
Dividends per share	$0.25	$0.25	$0.35	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.27%	4.27%	4.27%	4.26%	4.37%
Cost of interest-bearing liabilities	0.65%	0.65%	0.69%	0.69%	0.70%
Net interest spread	3.62%	3.62%	3.58%	3.57%	3.67%
Net interest margin	3.79%	3.79%	3.76%	3.74%	3.84%
Return on average assets	1.01%	0.92%	1.71%	0.96%	1.00%
Return on average equity	9.47%	8.80%	17.19%	9.85%	9.98%
Efficiency ratio	64.68%	67.89%	67.48%	64.51%	61.90%
Expense ratio	1.87%	2.06%	2.02%	1.83%	1.69%

	Six Months Ended
	Jun. 30, 2014	Jun. 30, 2013
Basic earnings per share	$1.28	$1.24
Diluted earnings per share	$1.28	$1.24
Dividends per share	$0.50	$0.50
Yield on interest-earning assets (FTE)	4.27%	4.37%
Cost of interest-bearing liabilities	0.65%	0.70%
Net interest spread	3.62%	3.67%
Net interest margin	3.79%	3.84%
Return on average assets	0.96%	0.96%
Return on average equity	9.14%	9.74%
Efficiency ratio	66.25%	64.02%
Expense ratio	1.97%	1.81%

Other financial data	Three Months Ended
	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013
Book value per share	$28.90	$28.13	$27.62	$26.06	$25.42
Equity to assets	10.75%	10.37%	10.59%	9.65%	9.74%
Allowance for loan losses to:
Total loans	1.82%	1.84%	1.86%	1.81%	1.78%
Non-accrual loans	2.22x	2.40x	1.58x	1.37x	1.24x
Non-accrual loans to total loans	0.82%	0.77%	1.18%	1.32%	1.44%
Non-performing assets to total assets	1.08%	1.07%	1.44%	1.82%	2.03%